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                                                                    Exhibit 23.4

                           CONSENT OF WINE SPECTATOR

The Wine Spectator Magazine hereby consents to the references to it in the Prospectus of Beringer Wine Estates Holdings, Inc. at pages 3, 5, 15, 16, 32, 33, 38, 39 and 40 of the Prospectus constituting part of this Registration Statement.

September 30, 1997.


                                            Wine Spectator



                                            By:  /s/ Niki Singer
                                                 -------------------------------

                                            Its: 10/1/97  Senior Vice President
                                                 -------------------------------